Exhibit 99.2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF LILIS ENERGY, INC.

TO BE HELD MAY 23, 2016

The undersigned hereby appoints Abraham Mirman and Ariella Fuchs, or either of them, as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Series A 8% preferred stock of Lilis Energy, Inc. (the “Company”) held of record by the undersigned, that the undersigned would be entitled to vote if personally present at the 2016 Annual Meeting of stockholders to be held at 10:00 a.m. local time on May 23, 2016, at the offices of K&L Gates LLP, located at 599 Lexington Avenue, New York, NY 10022-6030.*

4.	Approve and adopt the amendment to the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A 8% Convertible Preferred Stock.

_____________ FOR _____________ AGAINST _____________ ABSTAIN

11.	To approve the authority of the board of directors of the Company, in its discretion, to adjourn the annual meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting.

_____________ FOR _____________ AGAINST _____________ ABSTAIN

In his discretion, the proxy is authorized to vote upon any matters which may properly come before the 2016 Annual Meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. Where no choice is specified by the stockholder, the proxy will be voted in favor of the proposals set forth on this proxy.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.

Please indicate whether you will attend the 2016 Annual Meeting of stockholders May 23, 2016: I ☐ plan ☐ do not plan to attend the 2016 Annual Meeting.

*Proposal #s 1–3 and 5–10 relate to matters to be voted upon at the 2016 Annual Meeting for which only holders of common stock of the Company are entitled to vote.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE:		Date:

SIGNATURE:		Date:
Signature if held jointly

NOTE: Please sign exactly as name appears on the envelope in which this proxy card and the accompanying proxy statement were sent to you. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity. Corporations must provide full name of corporation and title of authorized officer signing.